Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Green Irons Holdings Corp. (the "Company") on Form 10-Q for the quarter ended July 31, 2008 as filed with the Securities and Exchange Commission on the date here of (the "report"), I, Sandy McDougall, Chief Executive Officer, Chief Financial Officer, President, Principal Accounting Officer, Secretary, Treasurer, and a member of the Board of Directors of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Green Irons Holdings Corp., and will be retained by Green Irons Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated this 12th day of September 2008.

/s/ Sandy McDougall
Sandy McDougall
Chief Executive Officer, Chief Financial Officer, President, Principal Accounting Officer, Secretary, Treasurer, and a member of the Board of Directors

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